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                                                                   Exhibit 10.19


                               SECURITY AGREEMENT
                               ------------------

          THIS AGREEMENT, made as of the 1st day of May, 2002, by and among Ruffnation Films LLC, a Pennsylvania limited liability company ("Ruffnation Films"), Snipes Productions, LLC, a Pennsylvania limited liability company ("Snipes Productions"), Metropolitan Recording Inc, a Pennsylvania corporation ("Metropolitan Recording"), and Chris Schwartz, an individual ("Secured Party"),

                         W I T N E S S E T H   T H A T:

          WHEREAS, Secured Party has lent money to Ruffnation Films, which loan is evidenced by a note of even date herewith in the principal amount of One Million One Hundred Thousand Dollars ($1,100,000) (the "Note"); and

          WHEREAS, Snipes Productions and Metropolitan Recording are affiliates of Ruffnation Films and have benefited and will continue to benefit from Secured Party`s making funds available to Ruffnation Films; and

          WHEREAS, Snipes Productions, Metropolitan Recording and Ruffnation Films have agreed to give Secured Party a security interest in certain of their assets to secure payment of all amounts owed by Ruffnation Films to Secured Party (Snipes Productions, Metropolitan Recording and Ruffnation Films being referred to herein individually as a "Debtor" and collectively as the "Debtors");

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.     Definitions.  The following terms shall have the following
                 -----------
meanings:

          "Account" shall mean any account as that term is defined in the Code, including any right of any Debtor to payment for services rendered or for goods sold or leased which such Debtor may now or hereafter acquire, whether or not such right has been earned by performance.

          "Account Debtor" shall mean the person or entity obligated on an Account.

          "Code" shall mean the Uniform Commercial Code as the same shall from time to time be in effect in the Commonwealth of Pennsylvania.

          "Debtors` Interest in the Picture" shall mean all of any Debtor`s right, title and interest in and to (a) all common law and statutory copyrights in and to the Picture, and all renewals and extensions of the copyrights, that may be secured under the laws now or hereafter in force and effect in the United

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States of America or in any other country or countries, (b) all common law and statutory copyrights in and to all literary, musical, dramatic or other material written for the Picture, or upon which the Picture is based, and acquired by any Debtor, and all renewals and extensions of the copyrights, that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries, (c) all stills, artwork and designs used in connection with the Picture; all film clips, recordings, trailers and soundtracks; and all tangible and intangible property relating to the Picture, (d) all copies and physical properties of the Picture in whatever medium, including film, positives, negatives, prints, answer prints, masters and all versions thereof, (e) all rights and benefits pertaining to the Picture actually acquired by any Debtor pursuant to any agreements with third parties,
(f) performing rights, publishing rights, merchandising and commercial tie-up rights, syndication rights and all other ancillary, allied or subsidiary rights in connection with the Picture, and the right to use the names, likenesses and voices of all persons rendering services in connection with the Picture, and (g) all Royalties.

          "Equipment" shall mean any equipment as that term is defined in the Code, including, without limitation, all machinery, appliances, furniture, furnishings, fixtures, supplies and tangible personal property presently existing or hereafter acquired, wherever located, whether or not the same shall be deemed to be affixed to real property; additions, accessories and improvements thereto and substitutions therefor; all parts which may be attached to or which are necessary for the operation and use of such personal property or fixtures; and all rights under or arising out of present or future contracts relating to the foregoing.

          "General Intangible" shall mean any general intangible as that term is defined in the Code, whether presently existing or hereafter acquired or created, wherever located, including, without limitation, all books, correspondence, credit files, records and other documents, computer programs, software, patents, patent applications, trademarks, licensing agreements, copyrights, service names, service marks, logos, goodwill, and all claims, choses in action and judgments.

          "Instrument" shall mean any instrument as that term is defined in the Code, whether presently existing or hereafter acquired or created.

          "Picture" shall mean the motion picture entitled "Snipes".

          "Proceeds" shall mean that which is received when collateral is collected, sold, exchanged or otherwise disposed of, and shall include, without limitation, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Debtor from time to time with respect to any of the collateral pledged under this Agreement and any and all payments made or due and payable to any Debtor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any of such collateral by any governmental body.

          "Royalties" shall mean all monies and claims for monies due or to become due to any Debtor as royalties or otherwise arising from the exploitation of the Picture, or arising from the exploitation of the copyrights to the Picture and the screenplay for the Picture, under agreements heretofore or

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hereafter entered into by any Debtor or any successor or assign of such Debtor.

          "Royalty Debtor" shall mean each person or entity which owes Royalties to any Debtor.

          2.     Grant of Security Interest.  The Debtors hereby assign to
                 --------------------------
Secured Party and grant to Secured Party a lien upon and security interest in the Picture, Debtors` Interest in the Picture, Debtors` Accounts, Debtors` Equipment, Debtors` General Intangibles, Debtors` Instruments and all cash and non-cash Proceeds therefrom (the "Collateral") as security for the payment of all amounts due under the Note (the "Obligations").

          3.     Covenants as to Collateral.
                 --------------------------

               (a) The Debtors will keep the Collateral in good condition and insured against all hazards and liability arising from use of the Collateral in accordance with Section 4(g) hereof. The Debtors will cause Secured Party`s security interest as set forth in Section 2 hereof to be endorsed on all policies of insurance in such a way that all payments for losses will be paid to Secured Party as his interest may appear.

               (b) The Debtors shall keep complete and accurate books and records and make all necessary entries thereon to reflect the transactions and facts giving rise to the Collateral and all payments, credits and adjustments applicable thereto. The Debtors shall keep Secured Party informed as to the location of all such books and records and shall permit Secured Party or its agents to have access to all such books and records in accordance with Section 4(h) hereof.

               (c) The Debtors will promptly notify Secured Party if there is any adverse change in the status of the Collateral that materially impairs its value or collectibility, or if any defenses, setoffs or counterclaims are asserted by Account Debtors or Royalty Debtors which in the aggregate materially impair the value or collectibility of the Accounts or the Royalties.

               (d) The Debtors will permit Secured Party to inspect the Collateral at such times during working hours as will not unduly interfere with the operations of the Debtors.

          4.     Other Affirmative Covenants of Debtor.  Each Debtor agrees that
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so long as this Agreement is in effect, it will:

               (a) Upon request, provide Secured Party with a fiscal year-end balance sheet and profit and loss statement which have been compiled or reviewed by the Debtor`s independent accountant.

               (b) Maintain proper and complete accounting books and records in which shall be set forth accurately and in accordance with generally accepted accounting principles all of its dealings and transactions;

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               (c)     Pay when due all taxes, assessments, charges and levies
which are imposed upon the Debtor or any of its properties or which the Debtor is required to withhold and pay over, and provide evidence of such payment to Secured Party if requested, except for those taxes, assessments, charges or levies which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the Debtor`s books;

               (d) Preserve and keep in full force and effect its corporate or other entity existence, rights, permits, patents, franchises and licenses, and remain in material compliance with all laws, regulations, rules or requirements of any federal agency or of any state, local or municipal government which may at any time be applicable to it;

               (e) Maintain all of its property in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all appropriate and proper repairs, renewals, replacements, additions and improvements thereto;

               (f) Perform and comply in all material respects with the provisions of all agreements to which it is a party and the noncompliance with which would have a material, adverse effect on the Debtor`s business, finances or prospects;

               (g) Maintain at all times personal liability, casualty, workers` compensation and property damage insurance in such amounts, against such hazards and liabilities and with such companies as are reasonably satisfactory to Secured Party, and pay all premiums on the policies for such insurance when and as they become due, and do all other things necessary to maintain such policies in full force and effect. Upon request by Secured Party (but not more than once per calendar year), the Debtor shall promptly provide Secured Party with evidence, in form and substance reasonably satisfactory to Secured Party, of the maintenance of all such insurance;

               (h) Permit Secured Party or his representative or representatives to examine the books of account and other records and files of the Debtor and to make copies thereof, and permit Secured Party to engage such accountants and other professionals as Secured Party shall choose to perform, at Secured Party`s expense, such level of review, audit and verification of the Debtor`s books, records and financial statements as Secured Party may elect, all at such reasonable times and as often as Secured Party may request (but not more often than once per calendar year). Any examination, review, audit or verification undertaken pursuant to this subsection shall not unreasonably interfere with the normal operations of the Debtor;

               (i) Pay all rent or other sums required by any lease to which the Debtor is a party as the same becomes due and payable and duly perform and comply with all other obligations under any such lease, except to the extent that any such obligation is the subject of a good faith dispute and adequate reserves have been set aside therefor;
               (j) Give prompt notice to Secured Party of all litigation or proceedings which, if adversely determined, might have a material, adverse effect on the Debtor`s financial condition or operations or in which damages exceeding one hundred thousand dollars ($100,000.) are claimed.

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          5.     Negative Covenants of Debtor.  Each Debtor agrees that so long
                 ----------------------------
as this Agreement is in effect, it will not, without the prior written consent of Secured Party:

               (a) Change the Debtor`s principal place of business to a location that is not in the Commonwealth of Pennsylvania;

               (b)     Wind up, liquidate or dissolve its business affairs;

               (c) Convey, sell, lease or otherwise dispose of, or enter into an agreement to convey, sell, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of its properties or assets;

               (d) Enter into any transaction involving a merger, consolidation or other reorganization of the Debtor, unless the Debtor is the surviving entity of a merger;
               (e) Create or permit to exist any security interest, lien, charge or other encumbrance on any of its properties or assets, except for (i) a security interest in favor of Secured Party, (ii) security interests of which Secured Party has knowledge and has granted his consent, and (iii) liens for taxes, assessments or other similar charges which are being properly contested in good faith and by appropriate proceedings promptly initiated and diligently conducted for which a reserve shall have been made;

               (f) Make loans or extend credit (other than loans or extensions of credit in the ordinary course of business to clients and temporary advances to employees) or guarantee or otherwise become liable on the obligation of any other entity or person.

          6.     Debtor`s Representations and Warranties.  Each Debtor
                 ---------------------------------------
represents and warrants that it has full corporate or other power and authority to enter into and perform this Agreement and the transactions contemplated hereby and all requisite corporate or other action has been taken by the Debtor to authorize this Agreement. This Agreement constitutes the valid, legal and binding obligation of the Debtor enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting the enforceability of creditors` rights generally, or (ii) general principles of equity.

          7.     Default.  The Debtors shall be in default hereunder upon the
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occurrence of any of the following (each hereinafter referred to as an "Event of
Default"):

               (a)     Failure of a Debtor to pay any Obligation when due;

               (b) Any Debtor`s applying for or consenting to the appointment of a receiver, trustee or liquidator of itself or any of its property; admitting in writing its inability to pay its debts as they mature; making a general assignment for the benefit of creditors; being adjudicated a bankrupt or insolvent; filing a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors; or otherwise taking advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute;

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               (c)     The commencement against any Debtor of any bankruptcy or
reorganization proceeding which shall remain undismissed for a period of sixty
(60) days;
               (d) A default by any Debtor, taking into account applicable grace and cure periods, under any other obligation for borrowed money.

          8.     Remedies.  Upon the occurrence of an Event of Default, all
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amounts owed under the Obligations shall, at Secured Party`s option, become immediately due and payable, and:

               (a) Secured Party may, at its option, exercise from time to time any or all rights and remedies available to it under the Code or otherwise available at law or in equity, including the right to collect, settle, compromise, adjust, sue for, foreclose or otherwise realize upon any of the Collateral. Upon written notice to the Debtors, the Debtors shall, at their expense, promptly deliver any or all of the Collateral to such place as Secured Party may designate, or Secured Party may enter upon the premises where any of the Collateral is located and take immediate possession of and remove the Collateral without Secured Party`s being liable to the Debtors, except for such liability as is occasioned by the gross negligence of Secured Party, its employees or agents. In the event Secured Party obtains possession of the Collateral, Secured Party may sell any or all of the Collateral at public or private sale, either for cash, credit or for future delivery, in bulk or in parcels, and/or lease or retain the repossessed Collateral. Notice of any sale or other disposition shall be given to the Debtors at least three (3) days before the time of any intended sale or disposition of the Collateral. The Debtors hereby agree that such three-day notice of such sale or other disposition constitutes reasonable notice. The Debtors agree that Secured Party or its nominee may become the purchaser at any such sale or may elect to retain the Collateral or any part thereof in satisfaction of the Obligations. The proceeds of any Collateral received by Secured Party shall be applied to satisfaction of the Obligations in such order and in such manner as Secured Party may elect.

               (b) Secured Party shall have the right, acting if it so chooses in any Debtor`s name, to collect Accounts itself; to sell, assign, compromise, discharge or extend the time for payment of any Accounts; to institute legal action for the collection of any Account; and to do all acts and things necessary or incidental thereto, and the Debtors hereby ratify all such acts. Secured Party may further notify any Account Debtor or guarantor thereof that the Account payable by such Account Debtor has been assigned to Secured Party and is to be paid directly to Secured Party. At Secured Party`s request, the Debtors shall notify their Account Debtors that payments are to be made to Secured Party and shall so indicate on all billings to Account Debtors. At such time as the Account Debtors are instructed to make payments directly to Secured Party, the Debtors shall not compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account without the prior written consent of Secured Party. All payments received by the Debtors in connection with any of the Accounts shall be held by the Debtors in trust for Secured Party, shall be segregated from other funds of the Debtors and immediately upon receipt be turned over to Secured Party in the same form as received by the Debtors (duly endorsed by the Debtors to Secured Party, if required).

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               (c)     Secured Party shall have the right to notify any Royalty
Debtor that the Royalties payable by such Royalty Debtor have been assigned to Secured Party and that such Royalties are to be paid directly to Secured Party. At Secured Party`s request, the Debtors shall notify their Royalty Debtors that payments are to be made directly to Secured Party. At such time as the Royalty Debtors are instructed to make payments directly to Secured Party, the Debtors shall not compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any of the Royalties without the prior written consent of Secured Party. All payments received by the Debtors in connection with any of the Royalties shall be held by the Debtors in trust for Secured Party, shall be segregated from other funds of the Debtors and immediately upon receipt be turned over to Secured Party in the same form as received by the Debtors.

               (d) The Debtors agree to pay all reasonable costs of Secured Party, including attorneys` fees, incurred in collecting any of the Obligations and enforcement of any of its rights hereunder.

               (e) Each Debtor appoints Secured Party as the Debtor`s true and lawful attorney-in-fact with power to endorse the name of the Debtor upon any notes, checks, drafts, money orders or other instruments of payment or upon any other Collateral which may come into the possession of Secured Party; to sign and endorse the name of the Debtor upon any invoices, verifications and notices in connection with Accounts or Royalties; and to give written notice to the United States Postal Service to deliver all mail addressed to the Debtor directly to Secured Party (Secured Party to return all mail not related to the Collateral), granting unto the Debtor`s said attorney full power to do any and all things necessary to be done with respect to the Collateral as fully and effectively as the Debtor might or could do, and hereby ratifying all its said attorney shall lawfully do or cause to be done by virtue hereof.
          10.     Waiver by Debtor.  Each Debtor hereby waives presentment for
                  ----------------
payment, notice of demand, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of the Obligations, except for those notices specifically provided for herein.

          11.     No Waiver by Secured Party; Cumulative Remedies.
                  -----------------------------------------------

               (a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing signed by Secured Party. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion.

               (b) Rights and remedies provided hereunder are cumulative and may be exercised singly or concurrently as Secured Party may elect.

          12.     Further Assurances.  The Debtors will execute and deliver
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financing and

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 continuation statements for filing and recording under the Code or other applicable law, landlord waivers, mortgagee waivers and any other papers which Secured Party may request in order to perfect, preserve or enforce Secured Party`s security interest in the Collateral or to enable Secured Party to exercise any of its rights hereunder.

          13.     Miscellaneous.
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               (a)     Amendment.  This Agreement may be amended only by a
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written instrument duly executed by the parties.

               (b)     Severability.  The invalidity or unenforceability of any
                       ------------
particular provision of this Agreement shall not affect its other provisions and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were modified or omitted so that the intent of the parties is adhered to.

               (c)     No Assignment and Binding on Successors.  No party shall
                       ---------------------------------------
assign this Agreement without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

               (d)     Governing Law.  This Agreement shall be interpreted
                       -------------
under, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

               (e)     Joint and Several Obligations.  The obligations and
                       ------------------------------
liabilities of the Debtors arising hereunder shall be joint and several.

          IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as of the day and year first above written.


                                   RUFFNATION FILMS LLC

                                   By: ____________________

                                   SNIPES PRODUCTIONS, LLC

                                   By:_______________________

                                   METROPOLITAN RECORDING INC.

                                   By:_____________________________

                                   _________________________________

                                        Chris Schwartz


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